DISTRIBUTION AGREEMENT


         THIS DISTRIBUTION AGREEMENT is made this 15th day of September, 2004, between Principal Life Insurance Company ("Principal"), a life insurance company organized under the laws of the State of Iowa, and Princor Financial Services Corporation ("Princor"), an affiliate of Principal organized under the laws of the State of Iowa.

                                   WITNESSETH

         WHEREAS, Principal has established Separate Account B ("Separate Account") and registered such Separate Account as an investment company under the Investment Company Act of 1940 to fund variable annuity contracts issued by Principal Life Insurance Company;

         WHEREAS, Princor is registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.; and

         WHEREAS, Principal desires to issue certain Principal Investment Plus Variable AnnuitySM contracts ("Contracts") with respect to the Separate Account which will be sold and distributed by and through Princor, and Princor is willing to sell and distribute such Contracts under the terms and conditions stated herein;

         NOW, THEREFORE, the parties agree as follows:

         1. Principal hereby appoints Princor as the principal underwriter of the Contracts issued with respect to the Separate Account, and Princor agrees to use its best efforts to sell and distribute the Contracts through its registered representatives or through other broker-dealers registered under the Securities and Exchange Act of 1934 whose registered representatives are authorized by applicable law to sell variable annuity contracts.

         2. All payments and other monies payable upon the sale, distribution, renewal or other transaction involving the Contracts shall be the property of and be paid or remitted directly to Principal, who shall retain all such payments and monies for its own account except to the extent such payments and monies are allocated to the Separate Account. Princor shall not be deemed to have any interest in such payments.

         3. For the administrative convenience of the parties, Principal shall

(a) pay to the registered representatives of Princor the commissions earned on the sale, distribution, renewal or other transaction involving the Contracts as determined in the attached Commission Schedule, and provide Princor with accurate records of all such commissions paid on its behalf; and

(b) pay to broker-dealers with whom Princor has entered into a Selling Agreement for the distribution of the Contracts any applicable dealer allowance or other compensation as provided in such Selling Agreement, and provide Princor with accurate records of all such payments paid on its behalf.

         4. Principal shall pay to Princor an amount equal to the expenses incurred by Princor in the performance of this Agreement. Princor shall provide a statement of expenses to Principal at least semi-annually in a form and manner agreed to by the parties.

         5. Princor shall be solely responsible for the supervision and control of the conduct and activities of its registered representatives with regard to the sale and distribution of the Contracts.

         6. Principal shall assume the responsibility, including the costs thereof, for all administrative and legal functions pertaining to the Contracts not otherwise specifically assumed by Princor in this agreement, including but not limited to the following: the preparation, printing and filing of prospectuses; the development, filing, and compliance with federal and state securities laws and regulations of the Separate Account; contract development; SEC registration; filing and compliance with state insurance laws and regulations; underwriting; contract issue and contractowner service functions; developing sales and promotional material; and training agents.

         7. Principal will prepare and maintain all the books and records in connection with the offer and sales of variable annuity contracts which are required to be maintained and preserved in accordance with applicable securities law; and all such books and records are to be maintained and held by Principal on behalf of and as agent for the broker-dealer whose property they are and shall remain; and all such books and records will be made available for inspection by the Securities and Exchange Commission at all times.

         8. Principal shall send to each contractowner or such other person as appropriate a confirmation as required by law or regulation of any transaction made with respect to the Contracts which shall reflect the true facts of the transaction and show that confirmation of the transaction is being sent on behalf of the broker-dealer acting in the capacity of agent for the insurance company.

         9. Princor and Principal may enter into agreements with other broker-dealers duly licensed under applicable federal and state laws and with their affiliated general agencies, if any, for the sale and distribution of the Contracts. The commission payable to registered representatives on the sale of Contracts thereunder may not exceed the amount shown on the attached Commission Schedule.

         10. This agreement may be terminated by either party upon 60 days prior written notice. Princor shall promptly notify the Securities and Exchange Commission of any such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on the day and year written above.


                PRINCIPAL LIFE INSURANCE COMPANY


                By: /s/Melissa Crew
                   ---------------------------------------------------------
		   Melissa Crew


                PRINCOR FINANCIAL SERVICES CORPORATION


                By: /s/A. S. Filean
                   ---------------------------------------------------------
                    A. S. Filean, Senior Vice President





VA2004 Commission Schedules

Standard First-Year Commission Schedule

                                                    Commissions                           Trails
                                                Band 1                  Band 2
                                               Under 76    76 & Over   Over $2M    Yrs 2-7     Yrs 8+
                                               --------    ---------   --------  - --------  - -------

3.5% Schedule - Standard
     Option A                                      3.500       2.500       2.500           -      0.200
     Option B                                      3.000       2.000       2.000      0.100       0.300
     Option C                                      2.000       1.000       1.000      0.300       0.500

6.0% Schedule
     Option A                                      6.000       4.500       4.500           -           -
     Option B                                      5.500       4.000       4.000      0.100       0.100
     Option C                                      4.500       3.000       3.000      0.300       0.300
     Option D - No Trail on Over Age 76            0.500            -      0.375      1.000       1.000

6.25% Schedule - Optional
     Option A                                      6.250       4.650       4.650           -           -
     Option B                                      5.750       4.150       4.150      0.100       0.100
     Option C                                      4.750       3.150       3.150      0.300       0.300
     Option D - No Trail on Over Age 76            0.750            -      0.500      1.000       1.000

6.5% Schedule - Optional (Princor)
     Option A                                      6.500       4.875       4.875           -           -
     Option B                                      6.000       4.375       4.375      0.100       0.100
     Option C                                      5.000       3.375       3.375      0.300       0.300
     Option D - No Trail on Over Age 76            1.000            -      0.750      1.000       1.000


                                                ICCs                                       Mgmt Comp
                                               Band 1                 Band 2          Band 1                  Band 2
                                              Under 76   76 & Over   Over $2M        Under 76   76 & Over     Over $2M
                                              --------   ---------   --------       ---------- ----------- -  ---------

3.5% Schedule - Standard
     Option A                                     1.750      1.250       1.250                -          -           -
     Option B                                     1.500      1.000       1.000                -          -           -
     Option C                                     1.000      0.500       0.500                -          -           -

6.0% Schedule
     Option A                                          -          -           -               -          -           -
     Option B                                          -          -           -               -          -           -
     Option C                                          -          -           -               -          -           -
     Option D - No Trail on Over Age 76                -          -           -               -          -           -

6.25% Schedule - Optional
     Option A                                          -          -           -               -          -           -
     Option B                                          -          -           -               -          -           -
     Option C                                          -          -           -               -          -           -
     Option D - No Trail on Over Age 76                -          -           -               -          -           -

6.5% Schedule - Optional (Princor)
     Option A                                          -          -           -               -          -           -
     Option B                                          -          -           -               -          -           -
     Option C                                          -          -           -               -          -           -
     Option D - No Trail on Over Age 76                -          -           -               -          -           -


                                                     Total Compensation
                                               Band 1                  Band 2
                                              Under 76   76 & Over   Over $2M
                                             ---------- ----------- ----------

3.5% Schedule - Standard
     Option A                                     3.500      2.500       2.500
     Option B                                     3.000      2.000       2.000
     Option C                                     2.000      1.000       1.000

6.0% Schedule
     Option A                                     6.000      4.500       4.500
     Option B                                     5.500      4.000       4.000
     Option C                                     4.500      3.000       3.000
     Option D - No Trail on Over Age 76           0.500           -      0.375

6.25% Schedule - Optional
     Option A                                     6.250      4.650       4.650
     Option B                                     5.750      4.150       4.150
     Option C                                     4.750      3.150       3.150
     Option D - No Trail on Over Age 76           0.750           -      0.500

6.5% Schedule - Optional (Princor)
     Option A                                     6.500      4.875       4.875
     Option B                                     6.000      4.375       4.375
     Option C                                     5.000      3.375       3.375
     Option D - No Trail on Over Age 76           1.000           -      0.750



..    In the State of  Washington,  additional  deposits on or after the later of policy anniversary age 70 and 10 years after issue are payable at 1% for Option A, .05% for Option B, and 0% for Option C. In the State of New jersey, additional deposits on or after the alter of policy anniversary age 64 and 4 years after issue are payable at 1% for Option A, .05% for Option B, and 0% for Option C. In the state of Massachusetts, no commissions are paid on additional deposits after the 11th contract year. Trail commissions are not affected.

..    For  Options  B and  C,  one  fourth  of the  annual  trail  commission  is multiplied by the total VA account value on the last day of the contract quarter and paid quarterly beginning at the end of the fifth contract quarter through the end of the 28th contract quarter. Only available on new sales. The trail commission is paid to the current active servicing agent.

..    For  options  A, B and C, one  fourth of the  annual  trail  commission  is multiplied by the total VA account value on the last day of the contract quarter and paid quarterly beginning at the end of the 20th contract quarter. The trail commission is paid to the current active servicing agent.